Exhibit 99.2

 Q1 FY21 Financial Supplemental Slides

 This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to replace students who have graduated from the terminal grade in a school or have left our programs for other reasons with new students of a sufficient number; inability to maintain our current rate of retention of students enrolled in our courses; an increase in the amount of failures to enter into new school contracts or renew existing contracts, in part or in their entirety; the failure of perceived industry trends and projections resulting from the expected effects of COVID-19 on virtual education; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career learning education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures, failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.    .  2                          Safe Harbor

FY21 Reporting – New Lines of Revenue

Shifting from three major lines of revenue based on product categories to two lines of revenue based on the markets we are addressing

OLD

Managed Public Schools

Institutional
- Non-Managed Programs
- Software and Services

Private Pay
- Private Schools and International
- Galvanize

NEW

General Education (GE)
- Managed Public Schools
- Non-Managed Programs
- Software and Services
- Private Schools and International

Career Learning (CL)
- DCA (MPS) Programs
- DCA (Non-Managed) Programs
- Software and Services
- Private Schools and International
- Adult Learning (e.g. Galvanize)



Goal is to provide more useful and relevant information

COMPANY CONFIDENTIAL | 3

Enrollment Walk from Old to New Reporting            FY21  FY20  FY19  Managed Programs  190.7  122.3  118.8  Non-Managed Programs  51.0  15.6  23.8  Total – Old Reporting  241.7  137.9  142.6          Changes in Reporting        Added: Private Schools  4.7  2.1  2.3  Removed: Non-Managed Programs  (51.0)  (15.6)  (23.8)  Net Changes – Old vs. New Reporting  (46.3)  (13.5)  (21.5)  Total – New Reporting  195.4  124.4  121.1            FY21  FY20  FY19  General Education  164.6  110.8  114.0  Career Learning  30.8  13.6  7.1  Total – New Reporting  195.4  124.4  121.1  With the new lines of revenue, students enrolled full-time in public and private schools offering K12’s online and blended solutions are counted in enrollment figures (October count date figures shown in the table on the left)Enrollments will be further broken down into General Education (K-12 grades) and Career Learning (Middle and High School)Adult learning (e.g. Galvanize) enrollments are not included  4

           Q1 FY2021 Overview  $371.0MTotal Revenue  35%Gross Margin  $117.8MSG&A Expense  $23.0M Adj. Operating Income1  $308.8MCash & Cash Equivalents2  1 See Q1FY2021 press release and SEC filings for a definition of adjusted operating income and a reconciliation of AOI to income from operations. 2 As of 9/30/20.  Q1 FY2021 ACTUAL  Increased 44% YoY as a result of higher enrollment, offset by lower per revenues per enrollment  Improved 90 bps YoY driven by higher enrollments and cost improvement initiatives  SG&A expense 31.8% of revenue vs 41.7% YoY, reflecting benefits of scale and lower seasonal marketing costs  Improvement from a loss to a profit due to higher enrollments, scale and lower seasonal marketing expense  Successfully completed $420M Convertible Senior Notes offering, used $100M to pay revolver   5

   6  Q2 & FY2021 Guidance Ranges  Revenue  $358M - $366M  $1,445M - $1,470M  Adjusted OI1  $42M - $45M  $120M - $130M  CapEx  $12M - $15M  $50M - $60M  Tax Rate  -  26% - 29%  1 Adjusted OI includes the addback of stock-based compensation and amortization of intangibles. See Appendix for GAAP to Non-GAAP reconciliation table.    Q2 FY2021 Guidance    FY 2021 Guidance

 Appendix  7

 Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income  8  ($M)  Three Months Ended December 31, 2020            Year Ended June 30, 2021            Low  Low    High  High    Low  Low    High  High  Income from Operations  $  32.5    $  35.5    $  76.5    $  86.5  Stock-based Compensation Expense    7.5      7.5      35.5      35.5  Amortization of Intangible Assets    2.0      2.0      8.0      8.0  Adjusted Operating Income  $  42.0    $  45.0    $  120.0    $  130.0